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                    COMDIAL CORPORATION AND SUBSIDIARIES
                                                                   Exhibit 11
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Statement re Computation of Per Share Earnings
                                       Three Months Ended     Nine Months Ended
                                      Sept. 28,  Sept. 29,   Sept. 28, Sept. 29,
                                        1997       1996        1997      1996
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PRIMARY
Net income                            $2,002,000  $908,000  $3,815,000  $465,000

Weighted average number of common
  shares outstanding during the period 8,672,425 8,577,667   8,634,169 8,444,399
Add - common equivalent shares
  (determined using the "treasury
  stock" method) representing shares
  issuable upon exercise of:
  Stock options                           83,461    58,760      64,787   113,137
Weighted average number of shares used
  in calculation of primary earnings
  per common share                     8,755,886 8,636,427   8,698,956 8,557,536

Earnings per common share:                 $0.23     $0.11       $0.44     $0.05

FULLY DILUTED
Net income applicable to
  common shares                       $2,002,000  $908,000  $3,815,000  $465,000

Weighted average number of shares
  used in calculation of primary
  earnings per common share            8,755,886 8,636,427   8,698,956 8,557,536
Add (deduct) incremental shares representing:
  Shares issuable upon exercise of
    stock optionsincluded in primary
    calculation                          (83,461)  (58,760)   (64,787)  (113,137)
  Shares issuable based on period-end
    market price or weighted average price:
    Stock options                        110,042    57,474    109,203    112,100
Weighted average number of shares
  used in calculation of fully diluted
  earnings per common share            8,782,467 8,635,141  8,743,372  8,556,499

Fully diluted earnings per common share    $0.23     $0.11      $0.44      $0.05

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